Exhibit 1.1

SHELL MIDSTREAM PARTNERS, L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to $300,000,000

Amended and Restated Equity Distribution Agreement

February 28, 2017

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Shell Midstream Partners, L.P. is a Delaware limited partnership (the “Partnership”), and Shell Midstream Partners GP LLC is a Delaware limited liability company (the “General Partner”), the sole general partner of the Partnership and a wholly-owned subsidiary of Shell Pipeline Company LP, a Delaware limited partnership (“SPLC”).

The Partnership and the General Partner are hereinafter referred to as the “Partnership Parties.” SPLC, the Partnership, Shell Midstream LP Holdings LLC, a Delaware limited liability company (“LP Holdco”), the General Partner and Shell Midstream Operating LLC, a Delaware limited liability company (the “Operating Company”), are hereinafter referred to as the “SPLC Parties.” The Operating Company, Zydeco Pipeline Company LLC, a Delaware limited liability company (“Zydeco”), Mars Oil Pipeline Company, a Texas general partnership (“Mars”), Pecten Midstream LLC, a Delaware limited liability company (“Pecten”), and Odyssey Pipeline LLC (“Odyssey”) are hereinafter referred to as the “Operating Subsidiaries.” The Partnership Parties and the Operating Subsidiaries are hereinafter referred to as the “Partnership Entities.”

The Partnership Parties confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1.    Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principal, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $300,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

This Agreement amends and restates in its entirety that certain Equity Distribution Agreement, dated March 2, 2016, by and among the Partnership Parties and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC (the “Original Agreement”), which contemplated the issuance and sale of Common Units having an aggregate gross sales price of up to $300,000,000, of which Common Units having an aggregate gross sales price of $25,500,000 were issued and sold pursuant to the Original Agreement. As of the date hereof, Common Units having an aggregate gross sales price of $274,500,000 remain authorized for issuance and sale pursuant to the terms of this Agreement.

2.    Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)    The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File Number 333-208932) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, have become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). The initial Effective Date of the Registration Statement was not earlier than the date three years before the

Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)    To the extent that the Registration Statement is not available for the sales of the Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)    On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172, 153 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172, 153 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d)    At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Managers specifically for use therein.

(e)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Managers specifically for use therein.

(f)    The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(g)    The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(h)    The Commission has not issued any order suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8 or Section 8A of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(i)    The Partnership has not engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communication”) and has not authorized anyone to engage in Testing-the-Waters Communications.

(j)    The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)    Each of the statements made by the Partnership in the Registration Statement, the Disclosure Package and the Prospectus (and any supplements thereto)

within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy” or the anticipated ratio of taxable income to distributions, was made with a reasonable basis and in good faith.

(l)    Each of the Partnership Entities has been duly organized, is validly existing and, except in the case of Mars, in good standing as a limited partnership or limited liability company, as the case may be, in each case under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing as a foreign limited partnership, limited liability company or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, unitholders’ equity, properties, assets, business or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(m)    The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(n)    SPLC owns a 100% membership interest in each of the General Partner and LP Holdco; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of each of the General Partner and LP Holdco, as applicable (the “GP LLC Agreement” and “LP Holdco LLC Agreement”, respectively), and are fully paid (to the extent required under the GP LLC Agreement and LP Holdco LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest are owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement and LP Holdco LLC Agreement, as applicable.

(o)    The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (the “General Partner Interest”), such General Partner Interest represented by all of the general partner units representing general partner interests in the Partnership (the “General Partner Units”); such General Partner Units have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); the General Partner owns such General Partner Units free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement.

(p)    The General Partner owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens.

(q)    LP Holdco owns 88,950,136 Common Units (the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and LP Holdco owns such Sponsor Units free and clear of all Liens.

(r)    The Units to be sold by the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s)    The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(t)    The Operating Company owns a 92.5% membership interest in Zydeco; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Zydeco (the “Zydeco LLC Agreement”) and is fully paid (to the extent required under the Zydeco LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(u)    The Operating Company owns a 48.6% general partnership interest in Mars; such general partnership interest has been duly authorized, validly issued, fully paid and nonassessable; and such general partnership interest is owned free and clear of all Liens.

(v)    The Operating Company owns a 50.0% membership interest in Bengal Pipeline Company, LLC (“Bengal”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Bengal (the “Bengal LLC Agreement”) and is fully paid (to the extent required under the Bengal LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(w)    The Operating Company owns 6.0% of the outstanding capital stock of Colonial; such stock has been duly authorized, validly issued, fully paid and nonassessable; and such stock is owned free and clear of all Liens.

(x)    The Operating Company owns a 36.0% membership interest in Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Poseidon (the “Poseidon LLC Agreement”) and is fully paid (to the extent required under the Poseidon LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(y)    The Operating Company owns a 100.0% membership interest in Pecten; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Pecten (the “Pecten LLC Agreement”) and is fully paid (to the extent required under the Pecten LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(z)    The Operating Company owns a 49.0% membership interest in Odyssey Pipeline LLC (“Odyssey”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Odyssey (the “Odyssey LLC Agreement”) and is fully paid (to the extent required under the Odyssey LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(aa)    The Operating Company owns a 10.0% membership interest in Proteus Oil Pipeline Company, LLC (“Proteus”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Proteus (the “Proteus LLC Agreement”) and is fully paid (to the extent required under the Proteus LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(bb)    The Operating Company owns a 10.0% membership interest in Endymion Oil Pipeline Company, LLC (“Endymion”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Endymion (the “Endymion LLC Agreement”) and is fully paid (to the extent required under the Endymion LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(cc)    The Operating Company owns 2.62% of the outstanding capital stock of Explorer Pipeline Company (“Explorer”); such stock has been duly authorized, validly issued, fully paid and nonassessable; and such stock is owned free and clear of all Liens.

(dd)    The Operating Company owns a 1.0% membership interest in Cleopatra Gas Gathering Company, LLC (“Cleopatra”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Cleopatra (the “Cleopatra LLC Agreement”) and is fully paid (to the extent required under the Cleopatra LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens.

(ee)    The Partnership has voting control over all of the membership interests in Zydeco and 71.5% of the general partnership interests in Mars.

(ff)    The General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, the Operating Subsidiaries, Colonial, Bengal, Poseidon, Proteus, Endymion, Explorer, and Cleopatra. The Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Operating Subsidiaries, Colonial, Bengal, Poseidon, Proteus, Endymion, Explorer and Cleopatra. As of December 31, 2016, none of the subsidiaries of the Partnership (other than Zydeco, Mars, Bengal, Poseidon and Pecten) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(gg)    None of the Operating Subsidiaries, Colonial, Bengal, Poseidon, Proteus, Endymion, Explorer and Cleopatra are prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (i) restrictions on distributions described in the Disclosure Package and the Prospectus, (ii) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (iii) as described in or contemplated by the Partnership’s (A) Second Amended and Restated Credit Facility Agreement, dated as of September 27, 2016, between the Partnership and Shell Treasury Center (West) Inc. and (B) Amended and Restated 364-Day Revolving Credit Facility Agreement, dated as of February 22, 2016, between the Partnership and Shell Treasury Center (West) Inc.

(hh)    The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, in all material respects, to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(ii)    There are no profits interests or other equity interest, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(jj)     Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At each Applicable Time, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and any other transactions contemplated by this Agreement, shall have been validly taken.

(kk)    This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(ll)    (i) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and LP Holdco and is a valid and legally binding agreement of the General Partner and LP Holdco, enforceable against the General Partner and LP Holdco in accordance with its terms; (ii) the GP LLC Agreement has been duly authorized, executed and delivered by SPLC and is a valid and legally binding agreement of SPLC, enforceable against SPLC in accordance with its terms; and (iii) the limited liability company agreements and partnership agreements, as applicable, of each of the Operating Subsidiaries, Bengal and Poseidon have been duly authorized, executed and delivered by the members or partners, as applicable, thereof and are valid and legally binding agreements of the members thereof, enforceable against them in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(mm)    The issue and sale of the Units, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Partnership Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any Partnership Entity is a party or by which any Partnership Entity is bound or to which any of the property or assets of any Partnership Entity is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any Partnership Entity or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any Partnership Entity or any of their properties or assets, except, with respect to clauses (i) and (iii), any conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(nn)    No consent, approval, authorization or order of, or filing, with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties or assets is required for (i) the issuance and sale of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities that are parties hereto or (iii) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except (A) such as have been, or prior to the initial Applicable Time, will be obtained or made, (B) for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws and the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Units by the Managers or (C) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the Partnership’s equity compensation plans.

(oo)    The Partnership’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the Prospectus.

(pp)    Each of Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Partnership, and Deloitte & Touche LLP, who has certified certain financial statements of Poseidon, and, whose reports appear or are incorporated by reference in the Registration Statement and the Prospectus and who have delivered the initial letters referred to in Section 6(f) hereof, are independent public accountants with respect to the Partnership and Poseidon, as the case may be, as required by the Securities Act and the rules and regulations thereunder.

(qq)    The Partnership Entities maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the General Partner’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, as of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the General Partner, there were no material weaknesses in the Partnership’s internal controls.

(rr)    (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange

Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership and its subsidiaries in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ss)    Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could materially adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(tt)    There is and has been no failure on the part of the Partnership and any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(uu)    Except as described in the Registration Statement and the Disclosure Package, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any distribution or dividend on its equity interests other than the quarterly distributions disclosed as a subsequent event within the Partnership’s 2016 Annual Report, and (ii), there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management or business of the Partnership Entities taken as a whole.

(vv)    The Partnership has not issued any debt securities rated by a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act).

(ww)    Each of the Partnership Entities has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and personal property owned or leased by them that are material to conduct the respective businesses of the Partnership Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the Registration Statement and the Prospectus, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by each of the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by any of the Partnership Entities.

(xx)    Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at each Applicable Time will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(yy)    Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(zz)    Except as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses. The Partnership Parties have not received any notice of any claim of conflict with any such rights of others.

(aaa)    There are no legal or governmental actions, suits or proceedings pending or, to the best of the Partnership’s knowledge, threatened (i) against or affecting the Partnership Entities or any of their subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, any of the Partnership Entities or any of their subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to any of the Partnership Entities or their subsidiaries, or any of their officers or directors of, or property owned or leased by, the Partnership Entities or any of their subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(bbb)    There are no contracts or other documents required to be described in the Registration Statement, the Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(ccc)    Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities has or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries (it being understood that no Partnership Entity maintains named windstorm coverage). All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has been notified that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ddd)    No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required to be described in the Prospectus which is not so described. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(eee)    No labor disturbance by or dispute with the employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership, is imminent that could reasonably be expected to have a Material Adverse Effect.

(fff)    None of the Partnership Entities (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ggg)    Each of the Partnership Entities (i) is in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) each of the Partnership Entities is not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(hhh)    The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Partnership Entities, nor do any of the Partnership Entities have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)    Except, in each case, for any such matter as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance, in all material respects, with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification or approval.

(jjj)    The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(kkk)    Neither the Partnership nor any of its subsidiaries is, and as of each Applicable Time and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(lll)    The statements set forth in the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units,” “Description of Our Partnership Agreement” and “Material U.S. Federal Income Tax Consequences”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(mmm)    There are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act, except as provided for in the Partnership Agreement and which has been waived.

(nnn)    None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ooo)    The Partnership Entities have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ppp)    The Units have been approved for listing, subject to official notice of issuance, on The New York Stock Exchange.

(qqq)    The Partnership has not distributed and will not distribute any offering material in connection with the offering and sale of the Units other than any Prospectus, any Issuer Free Writing Prospectus to which the Managers have consented and any Issuer Free Writing Prospectus set forth on Schedule I hereto.

(rrr)    None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(sss)    Each of the Partnership Entities has policies in place to ensure that, to the best of the knowledge of the Partnership Parties, the Partnership Entities are in compliance with applicable anti-bribery and anti-corruption laws and regulations, including the Foreign Corrupt Practices Act of 1977.

(ttt)    The operations of the Partnership Entities are conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes in the jurisdictions in which the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of any of the Partnership Parties, threatened the outcome of which may be material in the context of the offering.

(uuu)    None of the Partnership Entities nor, to the knowledge of any of the Partnership Parties, any director, officer or employee of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities have procedures in place to ensure that the proceeds of the offering will not directly be lent, contributed or otherwise made available to any person or entity for the purpose of financing the activities of any person or entity currently subject to U.S. sanctions administered by OFAC which prohibit any of the Partnership Entities from lending, contributing or otherwise conducting such activities or making funds available to such person or entity.

Any certificate signed by any officer of the General Partner and delivered to any Manager or counsel for any Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

3.    Sale and Delivery of Units.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms:

(i)    The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as “Authorized Representatives” on Annex II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily (which may be expressed as a number of Units or maximum aggregate value) as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii)    The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership pursuant to a Terms Agreement.

(iii)    The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Unit at a price lower than the minimum price therefor designated from time to time by the General Partner’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv)    Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Section 3(a), other than (A) (1) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act (such transactions are hereinafter referred to as “Continuous Offerings”), (2) to or through a market maker, or (3) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Units on behalf of the Partnership in its capacity as principal as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement, as set forth in Section 3(b) of this Agreement.

(v)    The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi)    Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii)    Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the

Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii)    At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(x)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)    If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If such Managers, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Managers and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Managers unless and until the Partnership and such Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)    Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d)    Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Manager in writing.

(e)    If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)    Notwithstanding any other provision of this Agreement the Partnership shall not request the sale of any Units that would be sold, and the Managers shall not be obligated to sell, during (x) any period in which the Partnership’s insider trading policy would prohibit the purchases or sales of the Partnership’s Common Units by its officers or directors, or (y) any other period in which the Partnership is in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Managers, for purposes of clause (x) this paragraph (f) such period shall be deemed to end on the date on which the Partnership’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4.    Agreements. The Partnership agrees with each Manager that:

(a)    During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 153) to be delivered under the Securities Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has prepared the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to the second sentence of paragraph (a) or this Section 4, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as the Managers may reasonably request.

(c)    During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 153) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to such Manager in such quantities as such Manager may reasonably request.

(d)    As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)    The Partnership will furnish to each Manager and counsel for such Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 153), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)    The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)    The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)    The Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) at any time that the sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)    The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j)    The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)    Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Common Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Common Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to provide a certificate under this Section 4(k) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Partnership to the Managers to sell Common Units under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(k), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Units, the Partnership shall provide the Managers with a certificate of the same tenor as the certificate referred to in Section 6(e) of this Agreement.

(l)    At each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Baker Botts L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, and the General Counsel of the Partnership, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)    At each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof,

Vinson & Elkins L.L.P., counsel to the Managers, or other counsel satisfactory to the Managers, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)    Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv above), an “Auditor Representation Date”), the Partnership shall cause each independent accountant that audits the financial statements incorporated by reference into the Prospectus (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter or letters under this Section 4(n) shall be waived for any Auditor Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered an Auditor Representation Date) and the next occurring Auditor Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to cause the Accountants to provide the Managers a letter or letters under this Section 4(n) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Partnership to the Managers to sell Common Units under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Common Units following an Auditor Representation Date when the Partnership relied on such waiver and did not cause the Accountants to provide the Managers with a letter or letters under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Units, the Partnership shall cause the Accountants to each furnish the Managers a letter or letters, dated the date of the Auditor Representation Date, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)    Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and at (or reasonably in advance of) each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(p)    The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)    The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(r)    If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s)    Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the respective Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(t)    The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(u)    During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 153) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v)    The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w)    The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

5.    Payment of Expenses.

(a)    The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6.    Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a)    The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(b)    The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers, to the effect that:

(i)    Formation and Qualification. Each of the Partnership Entities is validly existing and in good standing as a limited partnership, limited liability company or general partnership, as the case may be, under the laws of its jurisdiction of organization, with the limited partnership, limited liability company or general partnership power, as the case may be, to own or hold its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus; provided that we express no opinion as to the good standing of Mars as it is a Texas general partnership. Each of the Partnership Entities is duly qualified to transact business as a foreign limited partnership, foreign limited liability company or general partnership, as the case may be, in each jurisdiction set forth opposite its name on Exhibit A attached thereto.

(ii)    Power and Authority to Act as General Partner of the Partnership. The General Partner has all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.

(iii)    Ownership of the General Partner and LP Holdco. SPLC owns all of the issued and outstanding membership interests of each of the General Partner and LP Holdco; all of such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and LP Holdco, as applicable, and are fully paid (to the extent required by the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and SPLC owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SPLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(iv)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such interest is represented by 3,618,723 General Partner Units; such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(v)    Ownership of Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vi)    Ownership of the Sponsor Units. LP Holdco owns all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and LP Holdco owns such Sponsor Units free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LP Holdco as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii)    Ownership of the Operating Company. The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(viii)    Ownership of Zydeco. The Operating Company owns 92.5% of the issued and outstanding membership interests of Zydeco; and the Operating Company owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(ix)    Ownership of Mars. The Operating Company owns 48.6% of the issued and outstanding general partner interests of Mars; and the Operating Company owns such general partner interests free and clear of all Liens (except for restrictions on transferability contained in the applicable partnership agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under Chapter 152 of the Texas Business Organization Code, as amended (the “Texas General Partnership Law”).

(x)    Ownership of Bengal. The Operating Company owns 50.0% of the issued and outstanding membership interests of Bengal; and the Operating Company owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xi)    Ownership of Colonial. The Operating Company owns 6.0% of the issued and outstanding capital stock of Colonial; and the Operating Company owns such stock free and clear of all Liens (except for restrictions on transferability contained in the applicable certificate of incorporation or bylaws or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation other than those created by or arising under the Delaware General Corporation Act.

(xii)    Ownership of Poseidon. The Operating Company owns 36.0% of the issued and outstanding membership interests of Poseidon; and the Operating Company owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xiii)    Ownership of Pecten. The Operating Company owns 100.0% of the issued and outstanding membership interests of Pecten; and the Operating Company owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xiv)    Ownership of Odyssey. The Operating Company owns 49.0% of the issued and outstanding membership interests of Odyssey; and the Operating Company owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xv)    Valid Issuance of the Units. The Units to be issued and sold by the Partnership pursuant to the Equity Distribution Agreement and the limited partner interests represented thereby have been duly authorized for issuance and sale pursuant to the Equity Distribution Agreement and, when issued and delivered by the Partnership in accordance with the terms of the Equity Distribution Agreement against payment of consideration therefor, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(xvi)    Capitalization. The issued and outstanding limited partner interests of the Partnership consist of 177,317,444 Common Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding.

(xvii)    No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement and the Prospectus, there are no (i) preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Parties; or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to or under the organizational documents of any of the Partnership Parties or any other agreement or instrument filed as an exhibit to the Registration Statement. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Equity Distribution Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(xviii)    Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver the Equity Distribution Agreement and to perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

(xix)    Authorization of the Equity Distribution Agreement. The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xx)    Non-contravention. None of (i) the offering, issuance or sale by the Partnership of the Units or (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties (A) constitutes or will constitute a violation of the organizational documents of any of the Partnership Parties, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties under any agreement or other instrument filed as an exhibit to the Registration Statement or (C) violates or will violate the Delaware LP Act, the Delaware LLC Act or applicable federal law of the United States, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B) and (C), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Partnership to issue and sell the Units pursuant to the Equity Distribution Agreement; provided, however, that we express no opinion in this paragraph 19 with respect to federal or state securities laws and other anti-fraud laws.

(xxi)    No Consents. No permit, consent, approval, authorization, order, registration or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Partnership Parties or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units or (ii) the execution, delivery and performance of the Equity Distribution Agreement, other than (A) registration of the Units under the Securities Act or the Exchange Act (as to which we have not been requested to, and do not, express an opinion), (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Managers (as to which we have not been requested to, and do not, express an opinion), (C) under the by-laws and rules and regulations of FINRA (as to which we have not been requested to, and do not, express an opinion), (D) consents that have been obtained and (E) where the failure to obtain such consent would neither reasonably be expected to have a Material Adverse Effect nor materially impair the ability of the Partnership to issue and sell the Units pursuant to the Equity Distribution Agreement.

(xxii)    Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings or examinations for that purpose have been instituted or threatened by the Commission.

(xxiii)    Description of Common Units. The statements in the Registration Statement and the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units,” and “Description of Our Partnership Agreement,” insofar as such statements constitute descriptions or summaries of the terms of the Common Units, are accurate in all material respects.

(xxiv)    Descriptions and Summaries. The statements in the Registration Statement and the Prospectus under the captions “Cash Distribution Policy,” and “Description of Our Partnership Agreement,” insofar as they purport to constitute summaries of certain provisions of documents, federal laws of the United States, the Delaware LP Act or the Delaware LLC Act, are accurate in all material respects.

(xxv)    Tax Matters. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Form 8-K filed by the Partnership on March 2, 2016 is confirmed and the Managers may rely upon such opinion as if it were addressed to the Managers.

(xxvi)    Investment Company Act. The Partnership Parties are not, or after giving effect to the sale of the Units to be sold by the Partnership pursuant to the Equity Distribution Agreement will be, required to register as an “investment company” pursuant to the Investment Company Act.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas and Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Managers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date.

(c)    The Managers shall have received from Vinson & Elkins L.L.P., counsel for the Managers, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)    The Managers shall have received from the General Counsel of the Partnership, on every date specified in Section 4(l) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to certain matters related to the Partnership and Operating Subsidiaries, in form and substance reasonably satisfactory to the Managers and counsel for the Managers.

(e)    The Partnership shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the General Partner, signed by the Chief Executive Officer and the Chief Financial Officer of the Partnership, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)    the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(f)    The Partnership shall have requested and caused Ernst & Young LLP, PricewaterhouseCoopers LLP and Deloitte & Touche LLP to have furnished to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Units, in form and substance satisfactory to the Managers, addressed to the Managers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)    Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)    The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(j)    Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Managers, at 1001 Fannin Street, Houston, Texas, 77002, on each such date as provided in this Agreement.

7.    Indemnification and Contribution.

(a)    The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Manager, the affiliates, directors, officers and employees of each Manager, and the agents of each Manager who have or who are alleged to have participated in the distribution of the Units as managers (collectively, the “selling agents”), and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which any Manager or any affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Manager, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus in the light of the circumstances under which they were made) not misleading, and shall reimburse each such Manager, affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Manager, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning any Manager furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which any Partnership Party may otherwise have to such Manager or to any affiliate, director, officer, employee, selling agent or controlling person of such Manager.

(b)    Each Manager, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Partnership), officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing

Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein (in the case of the Prospectus, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion therein, which information is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that any Manager may otherwise have to any Partnership Party, or any such director, officer, employee or controlling person.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraphs (a) or (b) of this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective affiliates, directors, officers, employees, selling agents and controlling persons, as applicable, who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its affiliates, directors, officers, employees, selling agents and controlling persons, as applicable, shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective affiliates, directors, officers, employees, selling agents or controlling persons, as applicable, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)    If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Managers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, on the one hand, and the total discounts and commissions received by the Managers with respect to the Units purchased under this

Agreement or any applicable Terms Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), in no event shall a Manager be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Manager with respect to the offering of the Units exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    Each Manager confirms and the Partnership Parties acknowledge and agree that the name and contact information of such Manager in the Prospectus constitute the only information furnished in writing by or on behalf of such Manager for inclusion in the Prospectus or any Issuer Free Writing Prospectus.

8.    Termination.

(a)    The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) above or the termination of the obligations of each Manager pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)    In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (Fax: (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Merrill Lynch, Pierce, Fenner & Smith Incorporated (Fax: (415) 835-2514), One Bryant Park, New York, New York 10036, Attention: David Moran; Thomas Opladen Jr.; Christopher Norris; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: [Adam Rosenbluth] (Fax: (646) 441-4870); UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: [Syndicate] (Phone: (888) 827-7275); and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152,

Attention: General Counsel or, if sent to any of the Partnership Parties, will be mailed, delivered or telefaxed to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (713) 241-6161).

11.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12.    No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliates through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

13.    Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among any of the Partnership and any Manager (other than that certain Letter Agreement dated February 28, 2017) with respect to the subject matter hereof.

14.    Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.    Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.    Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.    Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.    Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Managers.

Very truly yours,

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Susan M. Ward
Name: Susan M. Ward
Title: Vice President and Chief Financial Officer

SHELL MIDSTREAM PARTNERS GP LLC

By:	/s/ Susan M. Ward
Name: Susan M. Ward
Title: Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.		J.P. MORGAN SECURITIES LLC

By:	/s/ Matthew T. Morris Name: Matthew T. Morris Title: Director	By:	/s/ Adam S. Rosenbluth Name: Adam S. Rosenbluth Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED		UBS SECURITIES LLC

By:	/s/ David Anders Name: David Anders Title: Managing Director	By:	/s/ Nicholas Bilodeau Name: Nicholas Bilodeau Title: Director

BARCLAYS CAPITAL INC.

By:	/s/ Nelson Mabry Name: Nelson Mabry Title: Managing Director	By:	/s/ Gregory Badavas Name: Gregory Badavas Title: Associate Director

MORGAN STANLEY & CO. LLC		WELLS FARGO SECURITIES, LLC

By:	/s/ John Sartorius Name: John Sartorius Title: Executive Director	By:	/s/ Elizabeth Alvarez Name: Elizabeth Alvarez Title: Managing Director

ANNEX I

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SHELL MIDSTREAM PARTNERS, L.P.

Common Units Representing Limited Partner Interests

FORM OF TERMS AGREEMENT

[date], 20

[Manager]

Ladies and Gentlemen:

Shell Midstream Partners, L.P. (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Amended and Restated Equity Distribution Agreement, dated February 28, 2017 (the “Equity Distribution Agreement”), between the Partnership, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC to issue and sell to [name of applicable Manager] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Units of the Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:
Name:
Title:

SHELL MIDSTREAM PARTNERS GP LLC

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[Manager]

By:
Name:
Title:

3

Schedule I to the Terms Agreement

Title of Purchased Units:

Common Units

Number of Units of Purchased Units:

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Partnership in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1)	The opinions referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

ANNEX II

Authorized Representatives

John Hollowell

Shawn Carsten